Exhibit 3.8

BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of

CITY TELECOM (TORONTO) INC.

(hereinafter called the “Corporation”)

CONTENTS

1.	Interpretation
2.	Directors
3.	Meetings of Directors
4.	Remuneration and Protection
5.	Officers
6.	Meetings of Shareholders
7.	Shares
8.	Dividends
9.	Financial Year
10.	Notices
11.	Execution of Documents
12.	Effective Date

Be it enacted as a by-law of the Corporation as follows:

1. INTERPRETATION

1.01 In this by-law unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act, (Ontario) as amended from time to time and includes the regulations under the Act as amended from time to time;

(b)	“articles” means the articles of incorporation of the Corporation, as amended from time to time;

(c)	“board” means the board of directors of the Corporation;

(d)	“by-laws” means all by-laws of the Corporation, as amended from time to time;

(e)	“Corporation” means this Corporation;

(f)	“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator or other legal representative;

(g)	the singular includes the plural and the plural includes the singular; and

(h)	the masculine gender includes the feminine and the neuter.

1.02 Words and expressions defined in the Act have the same meanings when used herein.

2. DIRECTORS

2.01 Powers.

Subject to any unanimous shareholders’ agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors being composed of:

A variable of not fewer than one (1) and not more than ten (10) directors

2.02 Qualification.

No person shall be qualified for election as a director if he is less than eighteen years of age, if he is of unsound mind and has been so found by a Court in Canada or elsewhere, if he is not an individual or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors and of any committee of directors shall be resident Canadians provided that if the number of directors is two at least one shall be a resident Canadian.

2.03 Election and Term.

The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders and all directors then in office shall retire at the close of the meeting, but, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.04 Resignation.

A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.05 Removal.

Subject to clause 120(f) of the Act, the shareholders may, by ordinary resolution at an annual or special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed or if not so filled, may be filled in accordance with section 2.07 hereof.

2.06 Vacation of Office.

A director ceases to hold office if he dies or subject to subsection 119(2) of the Act, resigns his office, if he is removed from office by the shareholders or if he ceases to be qualified as a director.

2.07 Filling Vacancy.

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. If there is not then a quorum of directors or if there has been a failure to elect the number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder.

3. MEETINGS OF DIRECTORS

3.01 Place of Meetings.

Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Ontario but, except where the corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meeting of the board shall be held at a place within Canada.

3.02 Quorum.

Where the Corporation has only one director, that director may constitute a quorum for the transaction of business at any meeting of the board. Where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum. Subject to the articles or by-law of the Corporation a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors but in no case shall a quorum be less than two-fifths of the minimum number of directors or less than the minimum number of directors, as the case may be.

3.03 Canadian Majority.

Directors shall not transact business at a meeting of directors unless a majority of the directors present are resident Canadians except where (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and (b) a majority of resident Canadian directors would have been present had that director been present at the meeting.

3.04 Calling of Meetings.

Meetings of the board shall be held from time to time at such place, at such time and on such day as the chairman of the board (if any) or the managing director or the president or a vice-president who is a director or any two directors may determine and the secretary shall call meetings when directed or authorized by the chairman of the board or the managing director or the president or a vice-president who is a director or any two directors. Notice of every meeting so called shall be given to each director not less than 48 hours before the time when the meeting is to be held, except that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice need not specify the purpose of the business to be transacted at a meeting except where the Act requires such purpose or business to be specified.

3.05 Regular Meetings.

The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.06 Votes to Govern.

At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the Chairman of the meeting, in addition to his original vote, shall have a second or casting vote.

3.07 Dissent.

A director who is present at a meeting of the directors or a committee of directors is deemed to have consented to any resolution passed or action taken thereat, unless (1) he requests that his dissent be or his dissent is entered in the minutes of the meeting; (b) he sends his written dissent to the secretary of the meeting before the meeting is terminated; or (c) he sends his dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is adjourned. A director who votes in favour of or consents to a resolution is not entitled to dissent as aforesaid. A director who was not present at a meeting at which a resolution was passed or action taken is deemed to have consented thereto unless, within seven days after he becomes aware of the resolution, he causes his dissent to be placed with the minutes of the meeting or he sends his dissent by registered mail or delivers it to the registered office of the Corporation.

3.08 Disclosure of Interest in Contract.

Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation or is a director or officer or has a material interest in any corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of a meeting of directors the nature and extent of his interest at the time and in the manner as required by section 132 of the Act.

3.09 Waiver of Notice.

A director may in any manner waive a notice of meeting of directors and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

3.10 Participation by Telephone.

A director may, if all the directors of the Corporation present at or participating in the meeting consent, participate in a meeting of directors or of a committee of directors by means of such telephone, electronic or other communications facilities as permit all persons participating at the meeting to communicate with each other simultaneously and instantaneously and a director participating in such meeting is deemed to be present at that meeting.

3.11 Adjournment.

Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

3.12 Delegation.

Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of directors. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

3.13 Resolution in Lieu of Meeting.

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

4. REMUNERATION AND PROTECTION

4.01 Remuneration.

The directors shall be paid such remuneration as may from time to time be determined by the board. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders’ meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

4.02 Indemnity of Directors and Officers.

Subject to the limitations contained in the Act, every director or officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if (a) he acted honestly and in good faith with a view to the best interests of the Corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

4.03 Limitation of Liability.

No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage, or expense, happening to the Corporation through insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

4.04 Insurance.

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the board may from time to time determine.

5. OFFICERS

5.01 Appointment.

The board may from time to time appoint a president, one or more vice-presidents, a treasurer, a secretary and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. None of the said officers need be a director except the chairman of the board (if any). Any two of the said officers may be held by the same person. If the same person holds the office of Secretary and treasurer he may but need not be known as the secretary-treasurer. A director may be appointed to any office of the Corporation.

5.02 Term, Remuneration and Removal.

The terms of employment and remuneration of all officers appointed by the board, including the chairman of the board (if any), the managing director and the president shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time without cause.

5.03 Chairman of the Board.

The board of directors may appoint from among themselves a chairman of the board. If appointed, the board may assign to him any of the powers and duties that are by any provision of this by-law assigned to the managing director or the president. Subject to the provisions of the Act, the chairman shall have such powers and perform such other duties as may from to time be assigned to him by resolution of the board.

5.04 Managing Director.

The board may from time to time appoint from among themselves a managing director who shall be a resident Canadian. If appointed, the managing director shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and he shall, subject to the provisions of the Act or the articles, have such other powers and duties as the board may specify.

5.05 President.

The president may but need not be a director and, if no managing director has been appointed, shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. The president shall, in the absence of the chairman of the board (if any) and managing director when present and if a director, preside at all meetings of the board of directors. The president shall, in the absence of the chairman of the board (if any) and managing director when present, preside at all meetings of shareholders.

5.06 Vice-President.

The vice-president or, if there are more than one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the chief executive officer in the absence or disability or refusal to act of the chief executive officer, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders, as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the chief executive officer shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the chief executive officer may time to time delegate to him or as the board may prescribe.

5.07 General Manager.

The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the chief executive officer, of the Corporation’s business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not appointed directly by the board and to settle the terms of their employment and remuneration, but shall not have the power to do any of the things set forth in subsection 127(3) of the Act.

5.08 Secretary.

The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give or cause to be given, when instructed, notices required to be given to the shareholders, directors, auditor and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, if any, and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.09 Treasurer.

The treasurer shall keep or cause to be kept proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation’s bank account; he shall, under the direction of the board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.10 Assistant Secretary and Assistant Treasurer.

The assistant secretary or, if more than one, the assistant secretaries in order of seniority and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority shall respectively perform all the duties of the secretary and treasurer respectively in the absence, inability or refusal to act of the secretary or treasurer, as the case may be. The assistant secretary or assistant secretaries, if more than one, and the assistant treasurer or assistant treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board.

5.11 Other Officers.

The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.12 Variation of Duties.

From time to time the board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in subsection 127(3) of the Act.

5.13 Vacancies.

If the office of chairman of the board, president, vice-president, secretary, assistant secretary, treasurer, assistant treasurer, general manager or any other office created by the board shall be or become vacant by reasons of death, resignation or in any other manner whatsoever, the board shall, in the case of the chairman of the board, president or secretary, and may, in the case of other offices, appoint an officer to fill such vacancy.

5.14 Agents and Attorneys.

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada, with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.15 Fidelity Bonds.

The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

6. MEETINGS OF SHAREHOLDERS

6.01 Annual Meetings.

The directors of the Corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The annual meeting of the shareholders of the Corporation shall be held at such time and on such day, in each year as the board may from time to time determine, for the purpose of considering the financial statements and auditor’s report (if any), electing directors and appointing auditors or accountants, as the case may be.

6.02 Special Meetings.

The board, the chairman of the board, the managing director or the president may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such a meeting of shareholders. All business transacted at a special meeting and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

6.03 Place of Meetings.

Meetings of shareholders shall be held at the registered office of the Corporation or at such other place in or outside Ontario as the directors may from time to time determine.

6.04 Notice of Meetings.

Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation, to each director of the Corporation and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a special meeting of shareholders shall state (a) the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon, and (b) the text of any special resolution or by-law to be submitted to the meeting.

6.05 Persons Entitled to be Present.

The only persons entitled at attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provisions of the Act to be present at the meeting. Any other person may admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

6.06 Quorum.

Two shareholders present in person or by proxy shall be a quorum at any meeting of the shareholders (unless a greater number of shareholders and/or a greater number of shares are required to be represented by the Act or the articles or any other by-law of the Corporation). If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business. Notwithstanding the foregoing, if the Corporation has only one shareholder or only one holder of any class of shares a series of shares entitled to be present at a meeting of shareholders, that shareholder present in person or by proxy shall constitute a meeting.

6.07 Right to Vote.

At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

6.08 Resolution in Lieu of Meeting.

Except where a written statement is submitted by a director under subsection 123(2) of the Act or where representations in writing are submitted by an auditor under subsection 149(6) of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at that meeting satisfies all the requirements of the Act relating to that meeting of shareholders. A copy of every resolution referred to above shall be kept with the minutes of the meetings of shareholders.

6.09 Joint shareholders.

Where two or more persons hold the same share or shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of such persons who are present in person or by proxy vote, they shall vote as one on the shares jointly held by them.

6.10 Proxies.

Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who need not be shareholders to attend and act at the meeting in the manner, to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing or if the shareholder is a body corporate by an officer or attorney thereof duly authorized. Subject to the requirements of the Act, the instrument may be in such form as the directors from time to time prescribe or in such other form as the Chairman of the meeting may accept as sufficient. It shall be deposited with the Secretary of the meeting before any vote is taken under its authority or at such earlier time and in such manner as the board may prescribe.

6.11 Scrutineers.

At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

6.12 Votes to Govern.

Unless otherwise required by the Act, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon. In case of an equality of votes, the Chairman shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

6.13 Show of Hands.

At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the Chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands, every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the Chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded, a declaration by the Chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.14 Ballots.

If a ballot is required by the Chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the Chairman of the meeting directs.

6.15 Adjournment.

The Chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

7. SHARES

7.01 Issue.

Subject to any Unanimous Shareholders’ Agreement, the board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

7.02 Share Certificates.

Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the records of the Corporation. Share certificates and acknowledgements of a shareholder’s right to a share certificate shall be in such a form as the board shall from time to time approve. The share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon.

7.03 Replacement of Share Certificates.

The directors may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

7.04 Transfer Agent and Registrar.

The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registers to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

7.05 Joint Shareholders.

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.06 Lien on Shares.

The Corporation has a lien on any share or shares registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.

7.07 Enforcement of Lien.

The Lien referred to in the preceding section may be enforced by any means permitted by law and:

(a)	where the share or shares are redeemable pursuant to the articles of the Corporation by redeeming such share or shares and applying the redemption price to the debt;

(b)	subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

(c)	by selling the share or shares to any third party whether or not such party is at arm’s length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

(d)	by refusing to register a transfer of such share or shares until the debt is paid.

8. DIVIDENDS

8.01 Declaration

Subject to the Act and the articles, the directors may from time to time declare dividends payable to the shareholders according to their respective rights in the Corporation. Such dividend may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation and subject to subsection 38(3) of the Act, the Corporation may pay a dividend in money or property.

8.02 Payment.

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared, and mailed by ordinary mail, postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

8.03 Non-Receipt of Cheque.

In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation, proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.

9. FINANCIAL YEAR

9.01 Financial Year.

The financial or fiscal year of the Corporation shall end on the 31st day of August in each year.

10. NOTICES

10.01 Method of Giving.

Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer or auditor of the Corporation under any provision of the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his last address as shown on the records of the Corporation or if mailed by prepaid post in a sealed envelope addressed to him at his last address shown on the records of the Corporation or if telegraphed. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; a notice, communication or document so mailed shall deemed to have been given when it is deposited in a post office or public letter box and a telegraphed notice shall be deemed to have been given when it is delivered to the appropriate communication company or agency or its representative for dispatch.

10.02 Computation of Time.

In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of day’s notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

10.03 Omissions and Errors.

The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.04 Notice to Joint Shareholders.

All notices with respect to any shares registered in more than one name may, if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing and notice so given shall be sufficient notice to all the holders of such shares.

10.05 Persons Entitled by Death or Operation of Law.

Every person who by operation of law, transfer, the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect to such shares which has been duly given to the registered holder by such shares prior to his name and address being entered on the records of the Corporation.

10.06 Waiver of Notice.

Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice required to be given under the articles or by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving of such notice.

10.07 Signatures to Notices.

The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11. EXECUTION OF DOCUMENTS

11.01 Signing Officers.

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the president or a vice-president or a director together with the secretary or treasurer or an assistant secretary or assistant treasurer or another director and all contracts, documents or instruments in writing so signed shall be binding on the Corporation without any further authorization or formality. The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

11.02 Seal.

Any person authorized to sign any documents may affix the corporate seal thereto, although a document is not invalid merely because a corporate seal is not affixed thereto.

12. EFFECTIVE DATE

12.01 This by-law comes into effect and force upon confirmation by the shareholders of the Corporation in accordance with the Act.

BY-LAW NO. 2

A by-law respecting the borrowing of money by

CITY TELECOM (TORONTO) INC.

(hereinafter called the “Corporation”)

1. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may without authorization of the shareholders,

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation; and

(c)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The words “debt obligation” as used in this paragraph mean a bond, debenture, note or other similar obligation or guarantee of such an obligation of the Corporation, whether secured or unsecured.

2. The directors may from time to time by resolution delegate the powers conferred on them by paragraph 1 of this by-law to a director, a committee of directors or an officer of the Corporation.

3. The power hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

Passed and enacted by the directors of the Corporation in accordance with the Business Corporations Act (Ontario), the 16th day of February, 1999.

Witness the corporate seal of the Corporation

/s/ Ka Pak Leung
Ka Pak Leung
President

/s/ Ming Yan Yau
Ming Yan Yau
Secretary